UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 20, 2010 (May 19, 2010)

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 20, 2010, The Wet Seal, Inc. (the “Company”) issued a press release describing the financial results of the Company for the first fiscal quarter ended May 1, 2010. Additionally, the Company provided guidance for its fiscal 2010 second quarter. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below in Item 5.07, on May 19, 2010, at the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved the Company’s Amended and Restated 2005 Stock Incentive Plan (the “Amended and Restated Plan”), which previously had been adopted by the Company’s Board of Directors (the “Board”) subject to stockholder approval. The Amended and Restated Plan increases the number of shares of the Company’s Class A common stock available for issuance from 12,500,000 to 17,500,000.

Prior to the approval of the Amended and Restated Plan, grants had been made under the original 2005 Stock Incentive Plan to the Company’s employees, officers, consultants and non-employee directors. The Company plans to grant options to employees and officers in connection with hirings and appointments in the normal course of business.

The Board has delegated administration of the Amended and Restated Plan to the Compensation Committee (the “Committee”). The Amended and Restated Plan authorizes the Committee to select participants, determine the types of awards to be made to participants, the number of shares of Class A common stock subject to awards, and the terms and conditions of any awards, interpret the Amended and Restated Plan and implement rules and regulations relating to the Amended and Restated Plan.

Subject to adjustment for certain corporate events, the maximum total number of shares of Class A common stock that will be available for the grant of awards under the Amended and Restated Plan will be 17,500,000 shares of Class A common stock; provided, that, for purposes of this limitation, any Class A common stock subject to an option which is canceled or expires without exercise or subject to an award which is forfeited will again become available for award under the Amended and Restated Plan.

A more detailed summary of the material terms of the Amended and Restated Plan appears on pages 15-21 of the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 19, 2010. That summary is incorporated by reference herein. That summary and the description of the Amended and Restated Plan above are qualified in their entirety by reference to the full text of the Amended and Restated Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07.	Matters Subject to Shareholder Vote.

On May 19, 2010, the Company held the Annual Meeting at the Company’s principal executive offices located at 26972 Burbank, Foothill Ranch, California 92610. The number of shares of Class A common stock entitled to vote at the Annual Meeting was 101,674,843. The number of shares of common stock present or represented by valid proxy at the annual meeting was 85,924,572.

At the Annual Meeting, the Company’s stockholders voted to elect the following Board members to terms expiring at the Company’s 2011 Annual Meeting of Stockholders: Jonathan Duskin, Sidney M. Horn, Harold D. Kahn, Kenneth M. Reiss, Edmond S. Thomas and Henry D. Winterstern.

In addition to electing the directors, the stockholders approved the Amended and Restated Plan and ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal 2010. For more information about the proposals presented at the Annual Meeting, see the Proxy Statement, the relevant portions of which are incorporated by reference herein.

The final voting results on these matters were as follows:

Proposal 1 – Election of Directors.

Directors	For	Abstain	Broker Non- Votes
Jonathan Duskin	73,993,056	4,031,805	7,899,711
Sidney M. Horn	73,875,027	4,149,834	7,899,711
Harold D. Kahn	73,858,103	4,166,758	7,899,711
Kenneth M. Reiss	73,009,285	4,015,576	7,899,711
Edmond S. Thomas	74,011,456	4,013,405	7,899,711
Henry D. Winterstern	73,858,287	4,166,574	7,899,711

	For	Against	Abstain	Broker Non- Votes
Proposal 2 – To approve the Amended and Restated Plan.	70,201,368	6,134,984	1,688,508	7,899,712

Proposal 3 – To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal 2010.	84,422,135	1,465,867	36,570	—

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

10.1	The West Seal, Inc. Amended and Restated 2005 Stock Incentive Plan.

99.1	Press release, dated as of May 20, 2010, issued by the Company.

The information in this Current Report on Form 8-K and the Exhibits attached hereto shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: May 20, 2010	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

10.1	The Wet Seal, Inc. Amended and Restated 2005 Stock Incentive Plan.

99.1	Press release, dated as of May 20, 2010, issued by the Company.